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                                                                    Exhibit 5.02


                      WINTHROP, STIMSON, PUTNAM & ROBERTS
                             One Battery Park Plaza
                         New York, New York 10004-1490
                                 (212) 858-1000



                                August 12, 1999



VERITAS Software Corporation and
VERITAS Operating Corporation
1600 Plymouth Street
Mountain View, California 94043

     Re:  VERITAS Software Corporation
          VERITAS Operating Corporation
          5-1/4% Convertible Subordinated Notes due 2004

Ladies and Gentlemen:

     We have reviewed the registration statement on Form S-1 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") by VERITAS Software Corporation, a Delaware corporation (the "Company"), and VERITAS Operating Corporation, a Delaware corporation wholly owned by the Company (the "Co-Obligor" and, together with the Company, the "Issuers"), with respect to $12,460,000 aggregate principal amount of the Issuers' 5-1/4% Convertible subordinated Notes due 2004 (the "Notes") and the shares of common stock of the Company issuable upon conversion of the Notes. The Notes were issued pursuant to an Indenture dated as of October 1, 1997 among the Issuers and State Street Bank and Trust Company of California, N.A., as Trustee, as amended and supplemented by the Amended and Restated First Supplemental Indenture thereto dated as of July 30, 1999 among the Issuers and the Trustee (as so amended and supplemented, the "Indenture").

     In giving this opinion, we have reviewed copies of the Indenture, specimens of the Notes and such other documents and have made such other inquiries and investigations of law as we have deemed necessary or appropriate as a basis for this opinion. In such review, we have assumed the genuineness of all signatures, the conformity to the originals of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as originals and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

     We are members of the bar of the State of New York, and do not express any opinion herein as to matters governed by any law other than the law of the State of New York and the General Corporation Law of the State of Delaware.
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     Based upon the foregoing and the assumption that the Notes have been duly authorized, executed and delivered by each Issuer and duly authenticated by the Trustee and subject to the qualifications set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of each Issuer, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application relating to or affecting creditors' rights, by general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the availability or unavailability of equitable remedies, and by an implied covenant of good faith, fair dealing and reasonableness.

     We express no opinion as to the shares of common stock of the Company issuable upon conversion of the Notes.

     This opinion is delivered to you solely for your use in connection with the Registration Statement and may not be used or relied upon by you for any other purpose or by any other person without our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/  WINTHROP, STIMSON, PUTNAM & ROBERTS